                              AMENDED AND RESTATED
                            BAM! ENTERTAINMENT, INC.
                            2000 STOCK INCENTIVE PLAN

        1. Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business.

        2. Definitions. As used herein, the following definitions shall apply:

               (a) "Administrator" means the Board or any of the Committees appointed to administer the Plan.

               (b) "Applicable Laws" means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal and state securities laws, the corporate laws of California and, to the extent other than California, the corporate law of the state of the Company's incorporation, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

               (c) "Award" means the grant of an Option, Restricted Stock or other right or benefit under the Plan.

               (d) "Award Agreement" means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

               (e) "Board" means the Board of Directors of the Company.

               (f) "Cause" means the definition of such term specified in the Award Agreement. If no such definition is included in the Award Agreement, then "Cause" shall mean, with respect to the termination by the Company or a Related Entity of the Grantee's Continuous Service, that such termination is for "Cause" as such term is expressly defined in the then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement or definition, that such termination is based on, in the determination of the Administrator, the Grantee's: (i) refusal or failure to act in accordance with any specific, lawful direction or order of the Company or a Related Entity; (ii) performance of any act or failure to perform any act in bad faith and to the material detriment of the Company or a Related Entity; (iii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iv) commission of embezzlement, misappropriation of trade secrets or any felony involving dishonesty, breach of trust, or physical or emotional harm to any person. At least 14 calendar days prior to the termination of the Grantee's Continuous Service pursuant to (i) above, the Company shall provide the Grantee with notice of the Company's or such Related Entity's intent to terminate, the reason therefor, and an opportunity for the Grantee to cure such defects in his or her service to the Company's or such

Related Entity's satisfaction. During this 14 day (or longer) period, no Award issued to the Grantee under the Plan may be exercised or purchased.

               (g) "Code" means the Internal Revenue Code of 1986, as amended.

               (h) "Committee" means any committee appointed by the Board to administer the Plan.

               (i) "Common Stock" means the common stock of the Company.

               (j) "Company" means BAM! Entertainment, Inc., a Delaware corporation.

               (k) "Consultant" means any person (other than an Employee or a Director, solely with respect to rendering services in such person's capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

               (l) "Continuous Service" means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

               (m) "Corporate Transaction" means any of the following transactions to which the Company is a party:

                      (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

                      (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with the complete liquidation or dissolution of the Company;

                      (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

                      (iv) acquisition by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities, but excluding any such transaction that the Administrator determines shall not be a Corporate Transaction.

               (n) "Director" means a member of the Board or the board of directors of any Related Entity.

               (o) "Disability" means that a Grantee would qualify for benefit payments under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy; provided that if no such long-term disability policy exists, Disability shall mean that a Grantee is permanently unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

               (p) "Employee" means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director's fee by the Company or a Related Entity shall not be sufficient to constitute "employment" by the Company.

               (q) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               (r) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                      (i) Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

                      (ii) In the absence of an established market for the Common Stock of the type described in (i), above, the Fair Market Value thereof shall be determined by the Administrator in good faith and in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations.

               (s) "Grantee" means an Employee, Director or Consultant who receives an Award under the Plan.

               (t) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

               (u) "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

               (v) "Officer" means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

               (w) "Option" means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

               (x) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

               (y) "Plan" means this 2000 Stock Incentive Plan.

               (z) "Post-Termination Exercise Period" means the period specified in the Award Agreement of not less than thirty (30) days commencing on the date of termination of the Grantee's Continuous Service, or such longer period as may be applicable upon death or Disability.

               (aa) "Registration Date" means the first to occur of (i) the closing of the first sale to the general public of (A) the Common Stock or (B) the same class of securities of a successor corporation (or its Parent) issued pursuant to a Corporate Transaction in exchange for or in substitution of the Common Stock, pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended; and (ii) in the event of a Corporate Transaction, the date of the consummation of the Corporate Transaction if the same class of securities of the successor corporation (or its Parent) issuable in such Corporate Transaction shall have been sold to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or prior to the date of consummation of such Corporate Transaction.

               (bb) "Related Entity" means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

               (cc) "Restricted Stock" means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

               (dd) "Share" means a share of the Common Stock.

               (ee) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

        3. Stock Subject to the Plan.

               (a) Subject to the provisions of Section 11(a) below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is 325,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

               (b) Any Shares covered by an Award (or portion of an Award) which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

        4. Administration of the Plan.

               (a) Plan Administrator. With respect to grants of Awards to Employees, Directors, or Consultants, the Plan shall be administered by (A) the Board or (B) a Committee (or a subcommittee of the Committee) designated by the Board, which Committee shall be constituted in such a manner as to satisfy Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

               (b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

                      (i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

                      (ii) to determine whether and to what extent Awards are granted hereunder;

                      (iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

                      (iv) to approve forms of Award Agreements for use under the Plan;

                      (v) to determine the terms and conditions of any Award granted hereunder;

                      (vi) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan;

                      (vii) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent;

                      (viii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to THE Plan; and

                      (ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

        5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

        6. Terms and Conditions of Awards.

               (a) Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Shares. Such awards include, without limitation, Options or sales or bonuses of Restricted Stock, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

               (b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

               (c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total shareholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

               (d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

               (e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

               (f) Award Exchange Programs. The Administrator may establish one or more programs under the Plan to permit selected Grantees to exchange an Award under the Plan for one or more other types of Awards under the Plan on such terms and conditions as determined by the Administrator from time to time.

               (g) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time. Awards to Employees outside the United States may be made pursuant to the terms set forth in Schedule A, attached hereto, which sets forth the terms of the Company's 2001 Stock Incentive Plan (UK Part) (the "UK Plan").

               (h) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

               (i) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

               (j) Transferability of Awards. Non-Qualified Stock Options shall be transferable (i) to the extent provided in the Award Agreement and in a manner consistent with Section 260.140.41 of Title 10 of the California Code of Regulations and (ii) by will, and by the laws of descent and distribution. Incentive Stock Options and other Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee.

               (k) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

        7. Award Exercise or Purchase Price, Consideration and Taxes.

               (a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

                      (i) In the case of an Incentive Stock Option:

                             (A) granted to an Employee who, at the time of the
grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

                             (B) granted to any Employee other than an Employee
described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

                      (ii)   In the case of a Non-Qualified Stock Option:

                             (A) granted to a person who, at the time of the
grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

                             (B) granted to any person other than a person
described in the preceding paragraph, the per Share exercise price shall be not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant.

                      (iii)  In the case of the sale of Shares:

                             (A) granted to a person who, at the time of the
grant of such Award, or at the time the purchase is consummated, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share purchase price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant; or

                             (B) granted to any person other than a person
described in the preceding paragraph, the per Share purchase price shall be not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant.

                      (iv) In the case of other Awards, such price as is determined by the Administrator.

                      (v) Notwithstanding the foregoing provisions of this
Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the principles of Section 424(a) of the Code.

               (b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

                      (i) cash;

                      (ii) check;

                      (iii) delivery of Grantee's promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate;

                      (iv) if the exercise or purchase occurs on or after the Registration Date, surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

                      (v) with respect to Options, if the exercise occurs on or after the Registration Date, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

                      (vi) any combination of the foregoing methods of payment.

               (c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

        8.     Exercise of Award.

               (a)    Procedure for Exercise; Rights as a Shareholder.

                      (i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement but in the case of an Option, in no case at a rate of less than twenty percent (20%) per year over five (5) years from the date the Option is granted, subject to reasonable conditions such as continued employment. Notwithstanding the foregoing, in the case of an Option granted to an Officer, Director or Consultant, the Award Agreement may provide that the Option may become exercisable, subject to reasonable conditions such as such Officer's, Director's or Consultant's Continuous Service, at any time or during any period established in the Award Agreement.

                      (ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 11(a), below.

               (b) Exercise of Award Following Termination of Continuous Service. In the event of termination of a Grantee's Continuous Service for any reason other than Disability or death (but not in the event of a Grantee's change of status from Employee to Consultant or from Consultant to Employee), such Grantee may, but only during the Post-Termination Exercise Period (but in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the Award to the extent that the Grantee was entitled to exercise it at the date of such termination or to such other extent as may be determined by the Administrator. The Grantee's Award Agreement may provide that upon the termination of the Grantee's Continuous Service for Cause, the Grantee's right to exercise the Award shall terminate concurrently with the termination of Grantee's Continuous Service. The Grantee's Award Agreement may specify a definition of Cause applicable to such Award (which may or may not be the same as the definition of Cause in Section 2). In the event of a Grantee's change of status from Employee to Consultant, an Employee's Incentive Stock Option shall convert automatically to a Non-Qualified Stock Option on the day three (3) months and one day following such change of status. To the extent that the Grantee is not entitled to exercise the Award at the date of termination, or if the Grantee does not exercise such Award to the extent so entitled within the Post-Termination Exercise Period, the Award shall terminate.

               (c) Disability of Grantee. In the event of termination of a Grantee's Continuous Service as a result of his or her Disability, Grantee may, but only within twelve (12) months from the date of such termination (and in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the Award to the extent that the Grantee was otherwise entitled to exercise it at the date of such termination; provided, however, that if such Disability is not a "disability" as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically convert to a Non-Qualified Stock Option on the day three (3) months and one day following such termination. To the extent that the Grantee is not entitled to exercise the Award at the date of termination, or if Grantee does not exercise such Award to the extent so entitled within the time specified herein, the Award shall terminate.

               (d) Death of Grantee. In the event of a termination of the Grantee's Continuous Service as a result of his or her death, or in the event of the death of the Grantee during the Post-Termination Exercise Period or during the twelve (12) month period following the Grantee's Termination of Continuous Service as a result of his or her Disability, the Grantee's estate or a person who acquired the right to exercise the Award by bequest or inheritance may exercise the Award, but only to the extent that the Grantee was entitled to exercise the Award as of the date of termination, within twelve (12) months from the date of death (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). To the extent that, at the time of death, the Grantee was not entitled to exercise the Award, or if the Grantee's estate or a person who acquired the right to exercise the Award by bequest or inheritance does not exercise such Award to the extent so entitled within the time specified herein, the Award shall terminate.

        9.     Conditions Upon Issuance of Shares.

               (a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

               (b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the

Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

        10. Repurchase Rights. The Award Agreement may grant to the Company the right to repurchase Shares upon termination of the Grantee's Continuous Service. In which case, the Award Agreement shall (or may, with respect to Awards granted or issued to Officers, Directors or Consultants) provide that:

               (a) the right to repurchase must be exercised, if at all, within ninety (90) days of the termination of the Grantee's Continuous Service (or in the case of Shares issued upon exercise of Awards after the date of termination of the Grantee's Continuous Service, within ninety (90) days after the date of the Award exercise);

               (b) the consideration payable for the Shares upon exercise of such repurchase right shall be made by check or by cancellation of purchase money indebtedness within the ninety (90) day periods specified in Section 10(a);

               (c) the amount of such consideration shall (i) be equal to the lesser of the Fair Market Value of each Share on the date of repurchase and the original purchase price paid by Grantee for each such Share; provided, that the right to repurchase such Shares at the original purchase price shall lapse at the rate of at least twenty percent (20%) of the Shares subject to the Award per year over five (5) years from the date the Award is granted (without respect to the date the Award was exercised or became exercisable), and (ii) with respect to Shares, other than Shares subject to repurchase at the original purchase price pursuant to clause (i) above, not less than the Fair Market Value of the Shares to be repurchased on the date of repurchase; and

               (d) the right to repurchase Shares, other than the right to repurchase Shares at the original purchase price pursuant to clause (i) of
Section 10(c), shall terminate on the Registration Date.

        11. Adjustments Upon Changes in Capitalization or Corporate Transaction.

               (a) Adjustments upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Code applies or a similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

               (b)    Corporate Transaction.

                      (i) Termination of Award if Not Assumed. In the event of a Corporate Transaction, each Award will terminate upon the consummation of the Corporate Transaction, unless the Award is assumed by the successor corporation or Parent thereof in connection with the Corporate Transaction.

                      (ii) No Acceleration of Award Upon Corporate Transaction. Except as provided otherwise in an individual Award Agreement, in the event of any Corporate Transaction there will not be any acceleration of vesting or exercisability of any Award.

        12. Effective Date and Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company, which dates are listed on Exhibit A. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

        13.    Amendment, Suspension or Termination of the Plan.

               (a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

               (b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

               (c) Any amendment, suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

        14.    Reservation of Shares.

               (a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

               (b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee's Continuous Service, nor shall it interfere in any way with his or her right or the Company's right to terminate the Grantee's Continuous Service at any time, with or without cause, and with or without notice. The Company's ability to terminate the employment of a Grantee (whether such employment is at will or pursuant to an employment agreement) is in no way affected by its determination that the Grantee's Continuous Service has been terminated for Cause or not for Cause for the purposes of this Plan.

        16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

        17. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under Applicable Laws. Any Award exercised before shareholder approval is obtained shall be rescinded if shareholder approval is not obtained within the time prescribed, and Shares issued on the exercise of any such Award shall not be counted in determining whether shareholder approval is obtained.

        18. Information to Grantees. The Company shall provide to each Grantee, during the period for which such Grantee has one or more Awards outstanding, copies of financial statements at least annually.

                                    EXHIBIT A

                                  PLAN HISTORY

1. July 10, 2000   Board adopts Plan with an initial reserve of 150,000 shares.

2. July 7, 2000    Shareholders approve Plan with an initial reserve of
                   150,000 shares.

3. May 24, 2001    Board adopts Amended and Restated Plan and approves an
                   additional reserve of 175,000 Shares for a total reserve of 325,000 Shares.

4. May 24, 2001    Shareholders approve Amended and Restated Plan and an
                   additional reserve of 175,000 Shares for a total reserve of 325,000 Shares.

                                   SCHEDULE A

                       2001 STOCK INCENTIVE PLAN (UK PART)



1.      GENERAL

This Schedule sets out the terms of the BAM! Entertainment, Inc. 2000 Stock Incentive Plan (UK Part) (the "UK PLAN"). The terms of the UK Plan are the terms set out in the Rules of the Bay Area Multimedia, Inc. 2000 Stock Incentive Plan (the "RULES") to which this Schedule is attached, modified as follows.

        (a)    Only Options may be granted under the UK Plan.

        (b)    The following sections of the Rules do not apply to the UK Plan:

                (i) Sections 6(a), (b), (d), (e), (f), (j) and (k) (Terms and Conditions of Awards);

                (ii)    Sections 7(a) and (b) (Award Exercise or Purchase
                        Price);

                (iii)   Section 9(b) (Conditions upon issuance of Shares);

                (iv)    Section 10 (Repurchase rights);

                (v)     Section 17 (Shareholder Approval)

        (c) References in this Schedule to Sections are to Sections of the Rules. References to paragraphs are to paragraphs of this Schedule.

        (d) In the event of any conflict between the Rules and the provisions of this Schedule, the provisions of this Schedule shall apply.

        (e) References to legislation in this Schedule are to legislation of the United Kingdom.

2.      DEFINITIONS

        (a)    For the purposes of this Schedule:

                (i)     "Act" means the Income and Corporation Taxes Act 1988.

                (ii) "Control" has the same meaning as in section 840 (Meaning of "control" in certain contexts) of the Act;

                (iii) "Continuous Service" shall be deemed to refer to employment within the Group and cessation of Continuous Service means ceasing to be employed by any member of the Group;

                (iv) "Group" means the Company and its Subsidiaries together with any other Related Entity which the Administrator has resolved for the time being shall be treated as a member of the Group;

                (v) "Holding Company" has the same meaning as in section 736 ("Subsidiary", "holding company" and "wholly-owned subsidiary") of the Companies Act 1985;

                (vi) "NIC Liability" means any liability of the Company or any employer to pay secondary national insurance contributions (or their equivalent outside the United Kingdom) on the exercise of an Option or on an Option becoming exercisable;

                (vii) references to "Options" are only to Options granted under the UK Plan;

                (viii) a "Participating Employer" is the Company and any Subsidiary of the Company of which the Company has Control and which has been nominated by the Administrator as a Participating Employer;

                (ix) a "Share" must meet the conditions of paragraphs 10 to 14 (inclusive) of Schedule 9 to the Act;

                (x) "Subsidiary" has the same meaning as in section 736 ("Subsidiary", "holding company" and "wholly-owned subsidiary") of the Companies Act 1985;

                (xi) "Unvested Option" means any Option or, as the case may be, that part of an Option which is not a Vested Option; and

                (xii) "Vested Option" means an Option or, as the case may be, that part of an Option which under the Rules may be exercised.

3.      ELIGIBILITY

        (a) Options may only be granted to individuals who are employees or directors of a Participating Employer. Rule 5 shall be modified accordingly.

        (b) An Option may not be granted:

                (i) to a person if it would breach the rule in paragraph 8 of Schedule 9 to the Act (persons who within the previous 12 months have had a material interest in certain closely controlled companies); or

               (ii) to a director of any member of the Group unless he is required to spend at least 25 hours a week (excluding meal breaks) on his duties to Participating Employers.

4.      TERMS AND CONDITIONS OF OPTIONS

        (a)    Options:

               (i) The Administrator is authorized under the Plan only to award Options with a fixed exercise price.

               (ii) The form of any Award Agreement shall be approved by the Administrator and by the UK Inland Revenue. Section 8(a) of the Rules shall be amended accordingly.

               (iii)  Options shall not be Incentive Stock Options.

               (iv) Subject to the terms of the Rules and this Schedule, the Administrator shall determine the number of Shares to be comprised in an Option, the vesting schedule and whether any performance criteria or other objective conditions should apply to the Option. Section 4(b) shall be modified accordingly and the first sentence of Section 6(c) shall not apply.

               (v) The terms of any separate program referred to in Section 6(g) must be consistent with the Rules and this Schedule.

        (b)    Exercise price of Options:

               (i) The Administrator must determine the exercise price of the Option.

               (ii) The exercise price must not be less than the market value of a Share on the date of grant.

               (iii) The market value of a Share on the Grant Date is the market value (within the meaning of Part VIII of the UK Taxation of Chargeable Gains Act 1992) of shares of that class, as agreed in advance for the purposes of the UK Plan with the Shares Valuation Division of the UK Inland Revenue.

               (iv) In any case where the Option is granted in response to an invitation, the period between the grant of the Option and the date as at which the market value is determined must not exceed 30 days.

        (c)    Performance Target and additional conditions:

               (i) An Option granted under this Schedule may not be subject to an additional condition which requires the Participant to bear the cost of any NIC Liability.

               (ii) The Administrator may only change the performance criteria or the other conditions applying to an Option in any of the following circumstances:

                      (A)    if there is any change in the Company's capital;

                      (B) if the terms of the performance criteria or the other conditions allow it; or

                      (C) if any event or series of events happens as a result of which the Committee considers it fair and reasonable to make the change.

        The power to change includes the power both to adjust and to impose a new objective performance criteria or different objective conditions. The change must not, however, have the effect, in the reasonable opinion of the Administrator, of making the performance criteria or the other conditions materially more difficult to achieve than it was or they were when the Option was granted.

               (iii) The Company must tell each Grantee of any change in the performance criteria or other conditions which apply to his Option.

        (d) Lapse of Option: If not previously exercised the Option will lapse on the tenth anniversary of the date of grant.

5.      TIMING OF GRANT

        (a)    No grant until Revenue approval:

               (i) An Option may not be granted under the UK Plan until the UK Plan has been approved by the UK Inland Revenue under the Act.

        (b)    Deed of grant:

               (i) On the date of grant, the Administrator must execute a deed of grant in favor of each recipient of an Option. The deed of grant may be in favor of more than one recipient. If so, it will be retained by the Administrator but the Administrator must make it (or the relevant part of it) available for inspection by each recipient. As soon as practicable after the date of grant, the Administrator must give each recipient written details of his Option. The deed of grant and the written details given to each recipient must state the exercise price, the number of Shares, the full terms of any performance criteria and any additional conditions applicable to the Option.

6.      INDIVIDUAL LIMIT

        (a) Each Option granted under this Schedule must be limited, and must therefore take effect, so that it does not exceed the limit required by the Act. The limit required by the Act is that the total market value of the shares which a Grantee may buy on the exercise of all of his subsisting options must not exceed or further exceed the amount specified in paragraph 28 of Schedule 9 to the Act (currently Pound Sterling 30,000).

        (b)    For these purposes:

                (i) market value has the same meaning as in Part VIII of the Taxation of Chargeable Gains Act 1992;

                (ii) the market value of any shares will be calculated at the date on which the option in respect of them was granted or at such earlier time as may have been agreed with the Inland Revenue; and

                (iii) a Grantee's options are those granted to him under any share option scheme approved under Schedule 9 to the Act and set up by the Company or any associated company (within the meaning of section 187(2) of the Act) of the Company except options granted under a savings-related share option scheme.

7.      EXERCISE OF AN OPTION

        (a)    General:

                (i) The exercise price must be paid at the same time as the notice of exercise is given. Alternatively, the Grantee may enter into any arrangements that the Company may approve for the payment of the exercise price in cash before the issue or transfer of the Shares. Sections 7(a) and (b) of the Rules shall not apply.

                (ii) A person (whether a Grantee or his personal representative) may not exercise an Option if this would breach the rule in paragraph 8 of Schedule 9 to the Act (persons who within the previous 12 months have had a material interest in certain closely controlled companies).

                (iii) The Administrator may not allow a Grantee to exercise his Option after the tenth anniversary of the date of grant.

        (b)    Issue or transfer of Shares:

                (i) Unvested Shares received on early exercise may not be subject to a repurchase right and Section 6(h) (Early exercise) shall be amended accordingly.

                (ii) Within 30 days of the date of exercise, the Company must either:

                        (A) issue the number of Shares stated in the notice of exercise; or

                        (B) arrange for the transfer of those Shares, to the Grantee.

                (iii) Upon exercise of an Option, the Shares may be issued, or transferred, to another person at the Grantee's request but only if that other person is the Grantee's nominee.
                        Section 8 shall be modified accordingly.

        (c)    Exercise on cessation of employment:

                (i) Sections 8(d) (Death of Grantee) and 8(c) (Disability of Grantee) apply to a Grantee's Unvested Options as they do to his Vested Options. For the purposes of the UK Plan, an individual's Continuous Service ends due to "DISABILITY" if the Grantee's Continuous Service ends because of any of the following:

                        (A)     his ill-health, injury or disability;

                        (B) his redundancy within the meaning of the Employment Rights Act 1996;

                        (C) retirement at or after the date on which the Grantee is bound to retire in accordance with the Grantee's contract of employment.

                (ii)    Section 1(d) of the Rules is modified accordingly.

8.      SUBSTITUTE OPTIONS FOLLOWING CHANGE OF CONTROL

        (a)    Application:

                (i)     This paragraph 8 applies if a company (the Acquiring
                        Company):

                        (A) gets Control of the Company as a result of making a general offer to buy the whole of the issued share capital of the Company which is made on a condition which, if met, will give the acquiring company Control of the Company; or

                        (B) gets Control of the Company as a result of making a general offer to buy all the Shares.

                (ii) The acquiring company's offer need not extend to shares which are already owned by it, its Holding Company or by its Subsidiaries or those of its Holding Company.

        (b)    Release of Options:

                (i) A Participant may release his Option (the Old Option) in return for the grant to him of another option (the New Option) if all of the following conditions are met:

                        (A) the acquiring company agrees to the release and grant;

                        (B) the release and grant happen within the appropriate period (see paragraph 8(c));

                        (C) the new option is over shares in the acquiring company or some other company falling within paragraph 10(b) or 10(c) of Schedule 9 to the Act;

                        (D) the new option is over shares which meet the conditions of paragraphs 10 to 14 (inclusive) of
                                Schedule 9 to the Act;

                        (E) the total exercise price of the new option must be equal to the total exercise price of the old option; and

                        (F) the total market value of the Shares under the old option immediately before the release must be equal to the total market of the shares under the new option immediately after the release. Alternatively, the terms of the release and grant must have been approved in advance by the Inland Revenue. For this purpose, MARKET VALUE has the same meaning as in the Taxation of Chargeable Gains Act 1992.

        (c) Period for release. The appropriate period is six months after the date when the acquiring company gets Control of the Company and any condition subject to which the offer is made is met or waived.

        (d)    Consequences of release:

                (i) If a Participant is granted a new option under this paragraph 8:

                        (A) the new option will be exercisable in the same way as the old option;

                        (B) the Rules and this Schedule will apply to the new option as if references to Shares were references to the shares in respect of which the new option is granted; and

                        (C) the Rules (other than Sections 1(e), (i) and (p) and the definition of "Participating Employer" in this Schedule) will apply to the new option as if references to the Company (including any such references as occur in expressions which are defined in the Rules) were references to the company in respect of whose shares the new option is granted.

9.      VARIATION OF CAPITAL

        (a) The Administrator may only make an adjustment in accordance with
Section 11. (Adjustments upon changes in capitalisation or corporate transaction) to an Option if there is a variation of the share capital of the Company.

        (b) The adjustment may be to the number of Shares under the Option and/or the exercise price. The adjustment must, however, be on the basis that, so far as possible, there is no material change to the total exercise price of the Option.

        (c) The Administrator must obtain the prior approval of the UK Inland Revenue to any adjustment to Options.

10.     TRANSFER AND ASSIGNMENT

        (a) An Option is personal to the Grantee and, on death, his personal representatives.

        (b) If a Grantee transfers his Option or creates in favor of any third party any interest in his Option or, in any case, attempts so to do, or if a bankruptcy order is made in respect of him (or any similar event occurs under the laws of any other country), his Option will lapse.

11.     SHARES ISSUED

        (a) Any new Shares issued on the exercise of an Option must rank equally in all respects with other Shares then in issue except for rights which attach to Shares by reference to a record time or date prior to the time or date of issue.

12.     CHANGES

        (a) The Company may make such amendments to the UK Plan as the Administrator considers to be required to obtain or maintain approval by the UK Inland Revenue under the Act.

        (b) Whilst the UK Plan is approved under the Act:

                (i) no change to the UK Plan will have effect unless it has been approved by the UK Inland Revenue;

                (ii) no change to the Rules will have effect in relation to the UK Plan unless it has been approved by the UK Inland Revenue;

                (iii) save as provided in paragraph 4.3, no amendment to the terms of any Option or Award Agreement under the UK Plan may be made unless it has been approved by the UK Inland Revenue; and

                (iv) the Company must immediately tell the UK Inland Revenue of any change to this Schedule or of any change to the Rules which affects the UK Plan.